Filed pursuant to Rule 424(b)(3)
File No. 333-179641

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

________________________________________________

Supplement dated August 1, 2014
to
Prospectus and Disclosure Document
dated May 8, 2014
________________________________________________

THIS SUPPLEMENT CONTAINS INFORMATION WHICH AMENDS, SUPPLEMENTS OR MODIFIES CERTAIN INFORMATION CONTAINED IN THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE GRANT PARK FUTURES FUND LIMITED PARTNERSHIP DATED MAY 8, 2014, AND SHOULD BE READ TOGETHER THEREWITH.

YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 20 OF THE PROSPECTUS BEFORE YOU DECIDE TO INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

SUMMARY

This supplement revises and replaces the third paragraph on page 1 of the Prospectus under the heading “SUMMARY—Legacy 1 Class and Legacy 2 Class Units” in its entirety as follows:

As of August 1, 2014, through their respective trading companies, each of Rabar Market Research, Inc., or Rabar, EMC Capital Advisors LLC, or EMC, Winton Capital Management Limited, or Winton, Transtrend B.V., or Transtrend, Amplitude Capital International Limited, or Amplitude, Lynx Asset Management AB, or Lynx, Quantica Capital AG, or Quantica, and Revolution Capital Management LLC, or RCM, serve as Grant Park’s commodity trading advisors with respect to the Legacy 1 Class and Legacy 2 Class units. The trading advisors and their respective asset allocations with respect to the Legacy 1 Class and Legacy 2 Class units are the same as with respect to the fund’s Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, Transtrend, Winton, Rabar, EMC, Lynx, Quantica and RCM manage between 5% and 25% of Grant Park’s net assets.

This supplement revises and replaces the fourth paragraph on page 2 of the Prospectus under the heading “SUMMARY—Global 1 Class, Global 2 Class and Global 3 Class” in its entirety as follows:

As of August 1, 2014, through their respective trading companies, each of Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM serve as Grant Park’s commodity trading advisors with respect to the Global 1 Class, Global 2 Class and Global 3 Class units. With respect to the Global 1 Class, Global 2 Class and Global 3 Class units, each of Rabar, EMC, Winton, Transtrend, Amplitude, Lynx,  Quantica and RCM manage between 5% and 25% of Grant Park’s net assets.

This supplement revises and replaces the text on pages 2-3 of the Prospectus under the heading “SUMMARY—Breakeven Amounts for Each Class of Units” in its entirety as follows:

The following summarizes the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break-even summary for the Global 3 Class units shows the amount required to “break-even” both with and without an early redemption fee which, for purposes of this summary, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.

•	Legacy 1 Class: 4.78% (or $47.75).

•	Legacy 2 Class: 5.04% (or $50.40).

•	Global 1 Class: 4.19% (or $41.92).

•	Global 2 Class: 4.46% (or $44.57).

•	Global 3 Class: 6.31% (or $63.14) without highest early redemption fee, or 7.81% (or $78.14) with highest early redemption fee.

See “Summary – Breakeven Analysis” beginning on page 12 for detailed breakeven analysis of the offered units.

This supplement revises and replaces the second paragraph on page 5 of the Prospectus under the heading “SUMMARY—Plan of Distribution—What is the difference between Legacy 1 Class, the Legacy 2 Class, the Global 1 Class, the Global 2 Class and the Global 3 Class Units” in its entirety as follows:

The trading advisors for the Legacy 1 Class and Legacy 2 Class units are Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM. The trading advisors, asset allocations and trading philosophy with respect to the Legacy 1 Class and Legacy 2 Class units are the same as those utilized for Grant Park’s Class A and Class B units. The trading advisors for the Global 1 Class, Global 2 Class and Global 3 Class units are Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, and RCM. The investment process is uniquely managed for each class of units.

This supplement revises and replaces the first and second paragraphs on pages 8-9 of the Prospectus under the heading “SUMMARY—The Trading Advisors” in its entirety as follows:

As of August 1, 2014, Grant Park trades through its eight professional commodity trading advisors: Rabar Market Research, Inc., EMC Capital Advisors LLC, Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Lynx Asset Management AB, Quantica Capital AG, and Revolution Capital Management LLC. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, at any time in its sole discretion.

Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363. EMC Capital Advisors, LLC is located at 2201 Waukegan Road, Suite W240, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700. Winton Capital Management Limited is located at Grove House, 27 Hammersmith Grove, London, W6 ONE, England, and its telephone number is +44-20-8576-5800. Transtrend B.V. is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31-10-453-6500. Amplitude Capital International Limited is located at Highwater, Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1 1203 Cayman Islands, and its telephone number is (345) 943-2295. Lynx Asset Management AB is located at Norrmalmstorg 12, Box 7060, Stockholm, Sweden, SE-103 86 and its telephone number is +46-8-663-3360. Quantica Capital AG is located at Freier Platz 10, Schaffhausen, CH-8200, Switzerland, and its telephone number is +41-52-630-00-70. Revolution Capital Management LLC is located at 520 Zang Street, Suite 209, Broomfield, Colorado 80021, and its telephone number is (720) 496-0940.

This supplement inserts the following on page 9 of the Prospectus after the third paragraph under the heading “SUMMARY—The Clearing Brokers” as follows:

E D & F Man Capital Markets Inc. (“MCM”) became one of Grant Park’s clearing brokers effective August 1, 2014. MCM executes and/or clears the Fund’s futures transactions and provides other brokerage-related services. MCM acts only as the brokerage firm for the Fund and, as such, is paid commissions.  MCM has not passed upon the adequacy or accuracy of this Memorandum.  MCM will neither act in any supervisory capacity with respect to the General Partner or the Principal nor participate in the management of the General Partner, Principal or the Fund.  Therefore, prospective investors should not rely on it in deciding whether or not to participate in the Fund. MCM is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. The principal office of MCM is located at 140 East 45th Street, 42nd Floor, New York, New York 10017 and its telephone number is (212) 618-2800.

This supplement revises and replaces the paragraph titled, “Incentive Fees,” on page 11 of the Prospectus under the heading “SUMMARY—Fees and Expenses—Incentive Fees” in its entirety as follows:

Incentive Fees— Grant Park currently pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park’s trading advisors that are allocated 10% or more of Grant Park’s assets are as follows: 23.0% to Lynx , 20.0% to Quantica, 20% to RCM and 20% to Winton. Grant Park pays incentive fees ranging between 20% and 24% to each of Amplitude, EMC, Rabar and Transtrend. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees.”

This supplement revises and replaces the Breakeven Analysis tables on pages 13-18 of the Prospectus under the heading “SUMMARY—Breakeven Analysis” in its entirety as follows:

Legacy 1 Class Breakeven Analysis

Legacy 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.25
Brokerage charge(3) (4.50%)	$45.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$47.75
Percentage of initial selling price per Legacy 1 Class unit	4.78%

(1) The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 1 Class units equals 0.3750% per month, a rate of 4.50% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Legacy 2 Class Breakeven Analysis

Legacy 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.40
Brokerage charge(3) (4.75%)	$47.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$50.40
Percentage of initial selling price per Legacy 2 Class unit	5.04%

(1) The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Legacy 2 Class units equals 0.3958% per month, a rate of 4.75% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 1 Class Breakeven Analysis

Global 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$0.92
Brokerage charge(3) (3.95%)	$39.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$41.92
Percentage of initial selling price per Global 1 Class unit	4.19%

(1) The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 1 Class units equals 0.3292% per month, a rate of 3.95% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 2 Class Breakeven Analysis
Global 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.07
Brokerage charge(3) (4.20%)	$42.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$44.57
Percentage of initial selling price per Global 2 Class unit	4.46%

(1) The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 2 Class units equals 0.3500% per month, a rate of 4.20% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 3 Class Breakeven Analysis

Global 3 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$2.14
Brokerage charge(3) (5.95%)	$59.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)

Amount of trading income required for the redemption value at the end of one year to
equal the initial selling price of the unit, without early redemption fee	$63.14

Percentage of initial selling price per unit, without early redemption fee	6.31%
Early redemption fee(7) (1.50%)	$15.00

Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Global 3 Class unit, with the highest early redemption fee	$78.14

Percentage of initial selling price per Global 3 Class unit, with the highest early redemption fee	7.81%

(1) The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, Rabar, Winton, Transtrend, Lynx, Quantica and RCM assuming they manage between 5% and 25% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. As of the date of this prospectus, the brokerage charge for the Global 3 Class units equals 0.4958% per month, a rate of 5.95% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, as of the date of this prospectus, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park is credited with interest income received on free cash balances. The amount of interest income will vary from time to time. Interest is estimated for these purposes at a rate of 0.40% per year.

(7) Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this breakeven analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the highest early redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break-even” for Global 3 Class units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

This supplement revises and replaces the chart included on page 19 of the Prospectus under the heading “SUMMARY—Organizational Chart” in its entirety as follows:

 Notes:
#	Classes A and B are closed to new investment. These classes are no longer offered by the Selling Agents.
*
Grant Park invests through an individual trading company for each trading advisor. An Advisory Agreement is entered by each trading advisor, its corresponding trading company, Dearborn Capital Management, L.L.C., as general partner, and Grant Park.

THE TRADING ADVISORS

This supplement revises and replaces the first five paragraphs and the chart on pages 39-40 of the Prospectus under the heading “THE TRADING ADVISORS” in its entirety as follows:

As of August 1, 2014, the general partner has retained Rabar Market Research, Inc., EMC Capital Advisors, LLC, Transtrend B.V., Winton Capital Management Limited, Amplitude Capital International Limited, Lynx Asset Management AB, Quantica Capital AG, and Revolution Capital Management LLC as Grant Park’s trading advisors. The table below illustrates the trading advisors for each class of Grant Park’s outstanding limited partnership units:

	Amplitude	EMC	Lynx	Quantica	Rabar	RCM	Transtrend	Winton
Class A	X	X	X	X	X	X	X	X
Class B	X	X	X	X	X	X	X	X
Legacy 1	X	X	X	X	X	X	X	X
Legacy 2	X	X	X	X	X	X	X	X
Global 1	X	X	X	X	X	X	X	X
Global 2	X	X	X	X	X	X	X	X
Global 3	X	X	X	X	X	X	X	X

The trading advisors and their respective asset allocations with respect to the Legacy 1 Class and the Legacy 2 Class units are the same as with respect to the Class A and Class B units. With respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM manage between 5% and 25% of Grant Park’s net assets.

For the Global 1 Class, Global 2 Class and Global 3 Class units, between 5% and 25% of Grant Park’s assets are allocated to each of Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica and RCM.

The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the allocation for all classes of units is subject to change.

Rabar and EMC have been trading on behalf of Grant Park since January 1989.  Winton began trading for Grant Park on August 1, 2004. Transtrend began trading on July 1, 2008. Amplitude began trading on behalf of Grant Park on February 1, 2010. Lynx began trading on behalf of Grant Park on November 1, 2012. Quantica began trading for Grant Park on February 1, 2013 and RCM began trading on behalf of Grant Park on August 1, 2014. The general partner may, in its sole discretion, reallocate assets among the trading advisors upon termination of a trading advisor or retention of any new trading advisors, or at the commencement of any month. Consequently, the current apportionment is subject to change.

This supplement revises and replaces the second, third, fourth, and fifth paragraphs on page 48 of the Prospectus under the heading “THE TRADING ADVISORS—Winton Capital Management Limited—Management” in their entirety as follows:

David Winton Harding founded Winton Capital Management Limited in February 1997, and is the firm’s managing director. Mr. Harding ultimately oversees all critical functions performed at Winton. Mr. Harding graduated from Cambridge University with a first class honors degree in 1982. Mr. Harding became a listed principal and associated person of Winton in January 1998. In June 2014, Mr. Harding became a listed principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor. He has also been listed as a principal and associated person of Winton Fund Management Limited, an NFA registered commodity pool operator, since June 2014.

Matthew Beddall was appointed to the main Board of Directors at Winton in December 2008. He was appointed Chief Investment Officer in December 2008. Mr. Beddall joined Winton as a researcher in July 2001. As CIO, Mr. Beddall’s responsibilities are principally focused on managing the investment process behind the Winton Futures Fund and overseeing a large section of the research department. Mr. Beddall is extensively involved in all aspects of Winton’s research process and has led the development of much of the software that underlies the design and running of Winton’s trading strategy. Mr. Beddall received a first class honors degree in mathematics and computer science from Southampton University. Mr. Beddall also has an M.Sc. in applied statistics from Birkbeck College, University of London. Mr. Beddall became a listed principal of Winton in January 2009, and he became registered as an associated person of Winton in February 2009. Effective June 2014, Mr. Beddall was listed as a principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor.

Rajeev Patel joined Winton in April 1997 as a trader and became Director of Trading and Operations in June 2009 and Winton’s Chief Operating Officer in November 2010. Mr. Patel is responsible for overseeing all aspects of trading and is responsible for operations software development, fund accounting and settlements. Mr. Patel holds a degree in economics and business administration from Trinity and All Saints College, Leeds. Mr. Patel became registered as an associated person and listed principal of Winton effective May 1998 and June 2009, respectively. Mr. Patel has been approved as a swaps associated person of Winton since December 2012. In June 2014, Mr. Patel became a listed principal and associated person of Winton Capital US LLC, an NFA registered commodity trading advisor. He has also been listed as a principal and associated person of Winton Fund Management Limited, an NFA registered commodity pool operator, since June 2014.

Robert Aitken, born in 1955, qualified as a Chartered Accountant (“ACA”) with the Institute of Chartered Accountants in England and Wales in 1980. In March 2003 he joined the Investment Management Regulatory Organization (“IMRO”), the UK front-line regulator covering the fund management industry. In 1997 IMRO was amalgamated into the newly created UK Financial Services Authority (“FSA”) where Mr. Aitken was Head of Department, Supervision responsible for over 1,000 of the largest investment firms regulated in the UK. In August 2003, Mr. Aitken left the FSA and in November 2003 joined the Man Group. Man Group plc, which is a listed company, provides alternative investments for retail and institutional investors and derives its revenues from management and performance fees from the funds under its management. Mr. Aitken spent seven years as Head of Global Compliance responsible for a compliance department consisting of 20 full time staff and a further 12 staff involved in compliance in a part time capacity. A member of the Management Committee of the Group, he reported to the CEO of the Group and sat on the Audit and Risk Committee of the Group which primarily consisted of the Non-Executive Directors of the plc. Mr. Aitken left Man Group in October 2010, took leave in November 2010 and in December 2010 moved to Record Currency Management Ltd, a listed currency asset manager specialist. As Head of Risk & Compliance (CF10 & 11), he was responsible for one assistant, reporting to the CFO/COO as well as the Non-Executive directors of the plc through the Audit & Risk Committee. He left in August 2012. Mr. Aitken joined Winton in August 2012 and is currently Winton’s Chief Compliance Officer and is responsible for all regulatory requirements in the UK and the rest of the world outside the USA. Winton Capital Management Ltd is a hedge fund manager using financial mathematics, scientific research and analysis techniques to develop proprietary trading systems for the international asset markets. Mr. Aitken is also the CF10 & CF11 for Winton (on the Financial Conduct Authority (“FCA”) register) and is responsible for the Winton Compliance Function which currently is a department of 5. He reports directly to David Harding, Winton’s Founder and Chairman. Mr. Aitken has been listed as a principal of Winton since February 2014. In June 2014, Mr. Aitken became a listed principal of Winton Capital US LLC, an NFA registered commodity trading advisor. He has also been listed as a principal of Winton Fund Management Limited, an NFA registered commodity pool operator, since June 2014.

This supplement revises and updates the discussion in the Prospectus under the heading “The Trading Advisors” by removing the 12 paragraphs on pages 46-47 under the heading “Eckhardt Trading Company (ETC)”, removing the 8 paragraphs on pages 53-54 under the heading “Alder Capital Limited” in their entirety, and removing the 10 paragraphs on pages 57-59 under the heading “Eagle Trading Systems Inc.” and by adding the following paragraphs on page 57 immediately following the last paragraph under the heading “THE TRADING ADVISORS—Quantica Capital AG—Quantica’s Trading Program” in its entirety as follows:

Revolution Capital Management LLC

Revolution Capital Management LLC (“RCM”) is a Colorado Limited Liability Company formed in March 2004. RCM has been a member of the NFA since December 2004. Additionally, RCM has been registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator since December 2004. Between March 2004 and December 2004, RCM was engaged in research and development related to its trading programs.  RCM began trading in January 2005. RCM is located at 520 Zang Street, Suite 209, Broomfield, Colorado 80021, and its telephone number is (720) 496-0940.

Management

The listed principals of RCM are Mark Andrew Chapin, Michael David Mundt, and Theodore Robert Olson. All three principals are involved in the development and maintenance of the trading models used by RCM. In addition, final trading decisions will be made jointly by the three principals.

Mark Andrew Chapin’s primary focus is the development of short-term trading methodologies for RCM. Mark has been a listed principal of RCM since October 2005 and registered as an associated person of RCM since June 2008.

Michael David Mundt’s tasks primarily consist of model development, business/marketing, and coordinating RCM’s overall business and trading strategy. Michael has been listed as a principal of RCM since December 2004 and registered as an associated person since December 2004.

Theodore Robert Olson oversees the architecture and development of the hardware and software computing infrastructure at RCM. Rob has been listed as a principal of RCM since September 2005 and registered as an associated person since June 2008.

RCM’s Trading Program

RCM utilizes its proprietary program, the Alpha program, described below, in managing assets for Grant Park. RCM began trading customer accounts with the Alpha trading program in May 2007.

RCM utilizes rigorous statistical methods to uncover and exploit numerous inefficiencies in futures markets. RCM utilizes multiple different model architectures encompassing several hundred independent signal generators for each market traded and combines these signals in a proprietary manner to maximize risk-adjusted performance. All signals are generated and followed in a systematic manner, although RCM reserves the right to override the system in a discretionary manner in the event of extreme or extraordinary market conditions.

The Alpha Program incorporates long-term, medium-term, and short-term models into one ensemble system. Because of the long-term component, the performance may have a zero correlation to trend-following systems employed by others. The model suite has been chosen to provide maximal diversification across time scales and strategies. The program targets an annualized volatility in the range of 12% of 15%. The Alpha Program will trade on both U.S. and foreign exchanges and may trade in the following markets: Metals, Meats, Grains, Currencies, Stock Indices, Interest Rates, Energies, and Softs.

PERFORMANCE INFORMATION

This supplement revises and replaces the table on page 60 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—CLASS A UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS A UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years and the first six months of 2014 is presented below. The past performance record of Grant Park’s Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate.  All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 06/30/2014	$147,153,661
Net Asset Value at 06/30/2014	$15,758,914
Worst Monthly Percentage Draw-Down (Since 1/08)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since 1/08)(2)	-30.27% (12/08 - 03/14)

		Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.77%	1.47%	0.00%	-0.52%	-7.95%	-0.91%
February	1.19%	-2.86%	0.80%	2.26%	0.63%	-0.80%
March	-2.85%	1.22%	-2.21%	-2.48%	4.08%	-3.26%
April	0.12%	1.01%	0.00%	3.79%	1.80%	-1.73%
May	0.94%	-2.83%	6.19%	-6.93%	-3.83%	1.64%
June	0.56%	-3.12%	-4.88%	-3.79%	-0.21%	-3.41%
July		-0.24%	3.56%	3.02%	-1.66%	-1.26%
August		-2.22%	-1.30%	-1.81%	2.77%	1.15%
September		-0.87%	-2.13%	-1.64%	3.24%	1.17%
October		1.63%	-5.64%	-4.51%	4.33%	-2.59%
November		2.24%	-0.63%	-0.57%	-2.58%	4.24%
December		0.89%	0.52%	-0.05%	4.57%	-3.57%
Year	-4.87%	-3.84%	-6.13%	-12.95%	4.45%	-9.23%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 61 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—CLASS B UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS B UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class B units for the last five full calendar years and the first six months of 2014 is presented below. The past performance record of Grant Park’s Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 06/30/2014	$872,734,726
Net Asset Value at 06/30/2014	$167,041,678
Worst Monthly Percentage Draw-Down(1) (Since 1/08)	-8.00% 01/10
Worst Peak-to-Valley Draw-Down(2) (Since 1/08)	-32.62% (12/08 - 03/14)

			Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.83%	1.42%	-0.06%	-0.58%	-8.00%	-0.98%
February	1.14%	-2.91%	0.75%	2.20%	0.57%	-0.88%
March	-2.91%	1.17%	-2.27%	-2.53%	4.03%	-3.33%
April	0.06%	0.96%	-0.05%	3.74%	1.74%	-1.78%
May	0.89%	-2.88%	6.13%	-6.98%	-3.88%	1.58%
June	0.53%	-3.18%	-4.93%	-3.84%	-0.27%	-3.46%
July		-0.30%	3.51%	2.96%	-1.71%	-1.32%

August		-2.28%	-1.36%	-1.86%	2.71%	1.09%
September		-0.93%	-2.19%	-1.69%	3.21%	1.12%
October		1.58%	-5.69%	-4.57%	4.27%	-2.64%
November		2.19%	-0.68%	-0.62%	-2.63%	4.19%
December		0.84%	0.46%	-0.11%	4.52%	-3.63%
Year	-5.15%	-4.44%	-6.74%	-13.52%	3.80%	-9.87%
----------
(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 62 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—LEGACY 1 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 1 Class units from April 1, 2009 through June 30, 2014, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 1 Class)
Type	Public; Multi-advisor
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 06/30/2014	$8,338,177
Net Asset Value at 06/30/2014	$2,812,314
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.77% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-23.67% (04/11 - 03/14)

		Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.59%	1.66%	0.18%	-0.35%	-7.77%	—
February	1.39%	-2.68%	1.00%	2.37%	0.82%	—
March	-2.66%	1.40%	-2.03%	-2.21%	4.15%	—
April	0.31%	1.19%	0.18%	3.84%	1.77%	-1.59%
May	1.08%	-2.66%	6.24%	-6.63%	-3.53%	1.66%
June	0.72%	-2.91%	-4.57%	-3.62%	-0.03%	-3.10%
July		-0.05%	3.73%	3.23%	-1.50%	-1.08%
August		-2.04%	-1.10%	-1.62%	2.86%	1.27%
September		-0.68%	-1.93%	-1.47%	3.24%	1.21%
October		1.79%	-5.45%	-4.34%	4.35%	-2.42%
November		2.36%	-0.44%	-0.40%	-2.32%	4.04%
December		1.06%	0.71%	0.14%	4.67%	-3.19%
Year	-3.84%	-1.75%	-3.96%	-11.00%	6.09%	-3.39%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 63 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—LEGACY 2 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 2 Class units from April 1, 2009 through June 30, 2014, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 2 Class)
Type	Public; Multi-advisor
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 06/30/2014	$20,681,409
Net Asset Value at 06/30/2014	$1,586,038
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.79% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-24.38% (04/11 - 03/14)

		Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.61%	1.64%	0.17%	-0.37%	-7.79%	—
February	1.37%	-2.70%	0.98%	2.33%	0.80%	—
March	-2.68%	1.39%	-2.04%	-2.22%	4.13%	—
April	0.29%	1.17%	0.16%	3.77%	1.72%	-1.61%
May	1.07%	-2.67%	6.16%	-6.63%	-3.53%	1.62%
June	0.70%	-2.93%	-4.60%	-3.66%	-0.05%	-3.12%
July		-0.07%	3.71%	3.18%	-1.52%	-1.09%
August		-2.06%	-1.12%	-1.69%	2.82%	1.26%
September		-0.70%	-1.94%	-1.57%	3.20%	1.21%
October		1.78%	-5.47%	-4.40%	4.31%	-2.44%
November		2.36%	-0.46%	-0.42%	-2.34%	4.04%
December		1.04%	0.69%	0.12%	4.62%	-3.22%
Year	-3.95%	-1.95%	-4.26%	-11.45%	5.73%	-3.55%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 64 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 1 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 1 Class units from April 1, 2009 through June 30, 2014 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 1 Class)
Type	Public; Multi-advisor
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 06/30/2014	$22,204,124
Net Asset Value at 06/30/2014	$5,364,720
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.80% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-22.68% (05/09 - 03/14)

		Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.59%	1.69%	0.39%	-0.74%	-7.80%	—
February	1.40%	-2.63%	0.96%	2.00%	0.71%	—
March	-2.64%	1.47%	-1.97%	-1.85%	3.65%	—
April	0.36%	1.22%	0.27%	2.92%	1.52%	-0.28%
May	1.15%	-2.61%	6.32%	-6.49%	-2.21%	2.02%
June	0.76%	-2.83%	-4.59%	-3.33%	0.29%	-3.21%
July		-0.00%	3.85%	3.09%	-2.51%	-1.26%
August		-2.00%	-1.15%	-1.25%	2.71%	1.11%
September		-0.63%	-1.85%	-1.34%	1.97%	1.18%
October		1.77%	-5.36%	-4.01%	3.70%	-3.22%
November		2.37%	-0.43%	-0.39%	-2.13%	3.75%
December		1.16%	0.77%	0.06%	3.59%	-4.21%
Year	-3.67%	-1.22%	-3.30%	-11.18%	2.88%	-4.32%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 65 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 2 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 2 Class units from April 1, 2009 through June 30, 2014, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 2 Class)
Type	Public; Multi-advisor
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 06/30/2014	$41,357,636
Net Asset Value at 06/30/2014	$8,243,785
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.82% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-23.76% (5/09 - 03/14)

			Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.61%	1.67%	0.37%	-0.76%	-7.82%	—
February	1.37%	-2.65%	0.94%	1.99%	0.69%	—
March	-2.66%	1.45%	-1.99%	-1.89%	3.56%	—
April	0.34%	1.20%	0.25%	2.91%	1.50%	-0.30%
May	1.13%	-2.63%	6.27%	-6.53%	-2.24%	1.97%
June	0.74%	-2.85%	-4.59%	-3.36%	0.29%	-3.24%
July		-0.02%	3.80%	3.07%	-2.53%	-1.28%
August		-2.02%	-1.16%	-1.28%	2.70%	1.09%
September		-0.65%	-1.85%	-1.36%	1.94%	1.10%
October		1.75%	-5.38%	-4.03%	3.68%	-3.24%
November		2.36%	-0.45%	-0.41%	-2.15%	3.61%
December		1.14%	0.75%	0.04%	3.56%	-4.17%
Year	-3.78%	-1.44%	-3.55%	-11.43%	2.56%	-4.64%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

This supplement revises and replaces the table on page 66 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 3 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 3 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 3 Class units from April 1, 2009 through June 30, 2014 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 3 Class)
Type	Public; Multi-advisor
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 06/30/2014	$348,088,546
Net Asset Value at 06/30/2014	$125,317,506
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-30.07% (05/09 - 03/14)

			Rate of Return(3)
	2014	2013	2012	2011	2010	2009

January	-4.75%	1.53%	0.22%	-0.91%	-7.95%	—
February	1.23%	-2.79%	0.79%	1.76%	0.54%	—
March	-2.81%	1.30%	-2.13%	-2.01%	3.40%	—
April	0.20%	1.06%	0.10%	2.75%	1.33%	-0.44%
May	1.00%	-2.76%	6.16%	-6.67%	-2.38%	1.77%
June	0.60%	-3.01%	-4.73%	-3.50%	0.10%	-3.49%
July		-0.17%	3.66%	2.92%	-2.67%	-1.43%
August		-2.17%	-1.31%	-1.43%	2.54%	0.94%
September		-0.79%	-2.00%	-1.52%	1.79%	0.96%
October		1.64%	-5.52%	-4.17%	3.51%	-3.38%
November		2.25%	-0.60%	-0.56%	-2.28%	3.52%
December		1.01%	0.60%	-0.11%	3.40%	-4.36%
Year	-4.60%	-3.06%	-5.19%	-13.05%	0.68%	-6.04%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions.  The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This supplement revises and replaces the third and fourth paragraphs on page 67 of the Prospectus under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—Organization of Grant Park” in their entirety as follows:

There were no assets allocated to GP 5, GP 7, GP 10 and GP 12 as of August 1, 2014.

Grant Park Invests through the trading companies with independent professional commodity trading advisors retained by the general partner. Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, and RCM serve as Grant Park’s commodity trading advisors. Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA. EMC Capital Advisors LLC is an Illinois limited liability company formed in August 2013. From January 1989 until September 2013, EMC Capital Management, Inc. was allocated and traded a portion of Grant Park’s assets. On October 1, 2013, EMC Capital Management, Inc. assigned its obligations, rights and interests to EMC Capital Advisors LLC, including the trading agreement under which EMC Capital Management, Inc. had previously traded on behalf of Grant Park. The general partner allocates between 5% to 25% of Grant Park’s net assets through the respective trading companies among Rabar, EMC, Winton, Transtrend, Amplitude, Lynx, Quantica, and RCM. No more than 25% of Grant Park’s assets are allocated to any one trading company and, in turn, any one trading advisor. The general partner may terminate or replace the trading advisors or retain additional trading advisors in its sole discretion.

THE CLEARING BROKERS

This supplement revises and replaces the first paragraph on page 78 of the Prospectus under the heading “THE CLEARING BROKERS” in its entirety.

Jefferies Bache, LLC, Newedge USA, LLC, UBS Securities LLC, and E D & F Man Capital Markets Inc., serve as Grant Park’s clearing brokers. The following descriptions for each clearing broker provide background information and information regarding material legal proceedings involving the clearing broker.

This supplement inserts the following paragraphs on page 82 of the Prospectus after the seventh paragraph under the heading “THE CLEARING BROKERS—UBS Securities LLC—Legal Proceedings” as follows:

E D & F Man Capital Markets Inc.

General

E D & F Man Capital Markets Inc. (“MCM”) executes and/or clears the Fund’s futures transactions and provides other brokerage-related services. MCM is registered as a futures commission merchant under the Commodity Exchange Act and is a member of the NFA. The principal office of MCM is located at 140 East 45th Street, 42nd Floor, New York, New York 10017 and its telephone number is (212) 618-2800.

MCM acts only as the brokerage firm for the Fund and, as such, is paid commissions.  MCM has not passed upon the adequacy or accuracy of this Memorandum.  MCM will neither act in any supervisory capacity with respect to the General Partner or the Principal nor participate in the management of the General Partner, Principal or the Fund.  Therefore, prospective investors should not rely on it in deciding whether or not to participate in the Fund.

Legal Proceedings

There have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against MCM or its principals in the past five (5) years.

FEES AND EXPENSES

This supplement revises and replaces the first paragraph on page 87 of the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees” in its entirety as follows:

Grant Park pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period. Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park’s trading advisors that are allocated 10% or more of Grant Park’s assets are as follows: 23.0% to Lynx, 20.0% to Quantica, 20% to RCM and 20% to Winton. Grant Park pays incentive fees ranging between 20% and 24% to each of Amplitude, EMC, Rabar and Transtrend.

This supplement revises and replaces the first paragraph on pages 91-92 of the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by the General Partner—Trading Advisor Consulting Fees” in its entirety as follows:

Each trading advisor receives a consulting fee, payable by the general partner out of the brokerage charge Grant Park pays the general partner, ranging from 0% to 2% per year, computed and accrued monthly on the basis of the trading advisor’s allocated net assets either at the beginning of the month or at month-end and paid, depending on the trading advisor, either monthly or quarterly. As of August 1, 2014, the consulting fees payable to each of Grant Park’s trading advisors that are allocated 10% or more of Grant Park’s assets are as follows: 0.5% to Lynx, 1% to Quantica, 1% to RMC and 1% to Winton.  Grant Park pays consulting fees ranging between 0% and 2% to each of Amplitude, EMC, Rabar and Transtrend.

POTENTIAL ADVANTAGES OF INVESTMENT

This supplement revises and replaces the first paragraph on page 154 of the Prospectus under the heading “POTENTIAL ADVANTAGES OF INVESTMENT—Professional Trading” in its entirety as follows:

As of August 1, 2014, Grant Park’s trading decisions are made by Rabar Market Research, Inc., EMC Capital Advisors, LLC, Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Lynx Asset Management AB, Quantica Capital AG, and Revolution Capital Management LLC. Each trading advisor uses its own proprietary trading program.

SUPPLEMENTAL PERFORMANCE INFORMATION

This supplement revises and replaces the chart on page 177 of the Prospectus titled, “SUPPLEMENTAL PERFORMANCE INFORMATION – Trading Advisor Overview” as follows:

SUPPLEMENTAL PERFORMANCE INFORMATION

Trading Advisor Overview
March 31, 2014

	Amplitude Capital International Ltd.	EMC Capital Advisors, LLC **	Lynx Asset Management AB	Quantica Capital AG	Rabar Market Research, Inc.	Revolution Capital Management, Inc.	Transtrend, B.V.	Winton Capital Management Ltd
Firm Assets Under Management	$1.5B	$89.8M	$4.7B	$535M	$134.2M	$590.9M	$6.3B	$25.0B
Program	Sinfonie	Classic	Lynx	Managed Futures	Diversified	Alpha Program	Diversified Trend Program- Enhanced Risk (USD)	Winton Diversified Program
Program Assets Under Management	$838.3M	$83.5M	$4.7B	$535M	$108.4M	$151.9M	$5.3B	$24.8B
Program Inception	Sep-09	Jan-85	May-00	Jan-05	Jan-89	Jun-07	Jan-95	Oct-97
Began Trading for Grant Park	Apr-10	Jan-89	Nov-12	Feb-13	Jan-89	Aug-14	Jul-08	Aug-04
Margin/Equity Average	14.07%	13.00%	13.60%	7.30%	14.12%	8.00%	15.00%	8.40%
Roundturns per Million	6000	2000	1500 – 2000	450	1152	3500	1200	422
Approximate Number of Markets Traded	75	80	60	60+	109	41	634	100+
Number of Trading Systems	2	4	36	Multiple	Multiple	Multiple	Multiple	Multiple
Time Horizon (average holding period)	2 – 3 Days	28 days	6 – 8 weeks	Short- to Long-Term	28 days	6 days	Approximately 5 weeks	Ranges from short- to long-term
Compounded Annual ROR Since Inception	−0.43%	19.49%	11.49%	9.19%	11.52%	10.27%	13.03%	14.22%
Compounded Annual ROR Last 5 Years *	−0.43%	−4.34%	1.88%	4.78%	3.47%	7.27%	−1.14%	4.29%
Worst Drawdown Period Since Inception (Peak-to-Valley)	Oct-2012 to Jun-2013	May-1995 to May-1996	Jul-2012 to Aug-2013	Jun-2007 to Aug-2007	May-1995 to Oct-1995	Dec-2008 to Jan-2010	Feb-2009 to Jan-2010	Oct-2001 to Feb-2002
Worst Drawdown Percentage Since Inception	−12.37%	−45.16%	−14.73%	−9.82%	−29.81%	−13.77%	−15.15%	−25.59%
Worst Drawdown Period Last 5 Years (Peak-to-Valley)*	Oct-2012 to Jun-2013	May 2012 to Mar-2014	Sept-2011 to Aug-2013	Feb-2012 to Oct-2012	Apr-2011 to Oct-2013	Mar-2009 to Jan-2010	Apr-2011 to Sept-2013	Apr-2013 to Aug-2013
Worst Drawdown Percentage Last 5 Years*	−12.37%	−27.25%	−14.73%	−6.85%	−27.33%	−11.58%	−13.61%	−8.35%
Annualized Standard Deviation Since Inception	12.35%	47.32%	14.35%	10.35%	21.52%	9.60%	13.83%	17.01%
Annualized Standard Deviation Last 5 Years*	12.35%	16.65%	14.73%	9.30%	15.09%	9.21%	9.78%	8.32%

*5 year period= 4/2009 to 3/2014 or since inception for shorter track records.
**From 1/1989 to 9/2013, EMC Capital Management, Inc. was allocated and traded a portion of Grant Park’s assets. On October 1, 2013, EMC Capital Management, Inc. assigned its obligations, rights and interests to EMC Capital Advisors, LLC., including the trading agreement under which EMC Capital Management, Inc. had previously traded on behalf of Grant Park.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.